Issuer Free Writing Prospectus filed pursuant to Rule 433

Supplementing the Prospectus Supplement dated April 13, 2022 and the Prospectus dated January 22, 2021

Registration No. 333-252342

lncomeDriver Notes "' @ TOYOTA FINANC I Ai. SERVICES Accelerate your investments Toyota Financial Services lncomeDriver Notes" offers you an opportunity to invest with a company you believe in and a partner you con trust. OV!;.RVl!;.W l=liATURliS G!;.T STARTliD PROGRAM DOCUMliNTS l=AQS Questions? Coll 1 - 844 - 464 - 4673 LOGIN < Overview Our lncomeDriver Notes ® pay a competitive interest rate and are redeemable at any time. lncomeDriver Notes ® are not a bank account or a money market fund and are not !=DIC - insured. lncomeDriver Notes ® are offered in the U.S. only and only by means of a grosf;>edus . I c , > ೦ Low $500 minimum initial investment No long - term commitments Daily interest aulomatically reinvested monthly Why choose lncomeDriver Notes ® ? HIGHER RETURNS ೦ orning is easier with higher interest rate, than lypicol saving• occcxmh EASY INITIAL INVESTMENT All ii lake, i, $500 lo slarl earning with us A smarter way to invest SIMPLE ACCESS TOAJNDS No long - term commitment, so you can ,pend yO<Jr money how you like when you like Rate Comparison' Compare lncomeDriver Notes Qil rates to those of other popular investment options and see how you con start making more of your investments 2 1.50% 0.08% 0.03% lncomeDriver Money Interest Note s Market Checking A, o f Apdl 18'", 2022, no ti ona l rnt es for M o ""y M a ckel an d l n ! eres t Ch ec k n g ore ca l cu lated wilhi n on annua l p e nc en t o ge yield. Thi, i n fmmo!i on i s ba s ed u p on th e rnt es p u bli s hed by lh e l'ed e rnl De po s a l n surnnc e Corp o rnti o n 'l ncome Ddv e , N o t e ,. d o no t cons ta u t e a s avi n g s , de po s it m oth e , b an k oc co un l a n d m e no t i nsu . - ed by or su b ec t t o the prnt e di on o f lh e l' e d e rnl Dep os a l nsu rnnc e C 'l' o rntio n . Th e l n co me Drivec N o le, ೦ ore no l o mo ""y mo ,h,t fu n d. which ore typically divec s fied fu n d s co ns i s ti n g of s h o rt - l e nn debt sec u ritie s of man y issuecs, an d lh ere lored o no t m ee t th e dwersifi co tions an d i nves !me n t q uo l,ly s t an d a rd s set locth lo, m on ey mm ket fu n d, by lh e l nves !me n t Comp an y Act o f 1940. Get started today It's never too lote, or too eorly to begin investing with a trusted partner like Toyota i=inancial Services. Take a look at how simple it is to start. CD 0 0 0 Ll'.ARN ABOUT YOUR INVl'.STMl'.NT START INVl'.STING ೦ evie w l h e = ೦ The Vl'J!l ೦ Y YOUR 1'.LIGIBILITY l ncome D,iver N o t es • m e av a il a ble l o i n di v id ua l, an d en lili e , w th a U.S a dd ress an d o SSN m l' e d ero l To, ID nu mb e r. @ TOYOTA FINANCIALSERVICES ೦ Privacy Nolie<> VIEW ® p ro sp ec t us i s th e l eg a l d ocu ment we filed wah lh e S ecu riti es an d ೦ xch on ge C m m i ss i on (SK) !h o t prn v id e , d e t a il, ab ou tToyolo M o tm C. - edit Cmp oro tio n an d ou c l ncome D,iv e r N o t e ,. prngrnm. which rrx,y h e lp yo u ma ke o more i n formed d ec ision. COMPLl'.TI'. Tl - II'. l'.NROLLMl'.NT APPLICATION \ li,il ou c secu c e enro ll men l websil e to com pl e l e yam enro llm e nt o pplic a fo n o ,..J e l ec t ron i ca lly f un d yo u , i n iti a l i n ve s tm en t f, om yo u r U.S. b an k a c co un t. C as h a n d c he c k s co nno l b e a cc e pl e d. i;_NROLL NOW Program documents ENROLLMENT ೦ Terms of Us e VIEW ACCOUNT CHANGE FORMS Ej Prospectus VIEW Update yO<Jr profile or bank occO<Jnt information VIEW R<,ijUe a custodial irwe,tment VIEW CORPORATE RESOLUTION Identify individl>Ols who C<Jn transact on corporal<>, trust, or partnership Notes VIEW Authoriza on Attorney - n ೦ ocl, Guardian, or Conservator VIEW ೦ requently asked questions 0 What are lncomeDriver Notes<tl? The lncomeDriver Noles ® progrom is o direct investment in senior notes issued by Toyolo Motor Credit Corporolion ("TMCC"). lncomeDriver Notes ® poy o vorioble role of interest ond ore redeemable ol ony lime. lncomeDriver Notes" ore not o bonk occounl or o money morket fund ond ore not FDIC insured. lncomeDriver Notes ® ore offered in the U.S. only and only by meons of o e,oseectus . Review the e,oseectu s before you invest. 0 Am I eligible to make an lncomeDriver Notes® investment? Individuals ond entities with o volid Social Security number (SSN) or U.S. federol loxpoyer identification number (TIN) ond o U.S. address ore eligible lncomeDriver Noles ® moy be held individually or jointly omong up lo three individuals, or by corporations, porlnerships, limited liability companies, firms, ossociolions, or os custodial or trust investments. 0 What is the interest rate? The current interest role is 1.50%. The interest role is vorioble ond sub j ect lo chonge ol ony lime. Interest is compounded doily ol the role in effect eoch doy bosed on o 365/366 - doy yeor 0 Are lncomeDriver Notes® FDIC - insured? No, lncomeDriver Noles ® ore not o savings, deposit or other bonk account ond ore not insured by or sub j ect lo the protection of the Federol Deposit Insurance Corporation. 0 Where can I learn more about Toyota Motor Credit Corporation? Toyolo Motor Credit Corporation, which does business under the Toyota Finonciol Services (TFS) service mork, is one of the largest consumer finance componies in the U.S. and one of the highest roted coplive oulo finance companies in the world. For information oboul earnings results, filings with the Securities ond E:xchonge Commission, ond company presentations, visit our Investo r Relolions Cente r 0 How can I contact the lncomeDriver Notes* Customer Service Center? You con contact the lncomeDriver Notes ® Customer Service Center ot 1 - 844 - 464 - 4673. Our represenlolives ore ovoiloble Mondoy through Fridoy between 8 o.m. ond 7 p.m. (E:T). You con olso review more frequently asked questions by clicking here lncomeDriver Notes" You will ea md o ily inlec es t o n y u r pd nc ipal inv es tm en t Y ou , i n lec es t will b e o ulo m ali co lly re i nves led a t lh e en d of e ach mon lh Toyolo l'i nanc i a l S e r,i ce , i s o se r,i ce mo ck used t mo ,h,t lh e prnd u d s of T o y o lo M o tor C. - eda C m p o ralio n an d l ncome DriY e c N o l e , ೦ i s a cegi s ! e . - ed t ro de ma ,k of T o y o t a Mot o r C. - eda C m pa rali on Toyolo M o tm C. - edit C m p oro tio n ( TMCC ) h os filed a cegi s trali on s ! o t emen t ( nc ludi n g o prn s peclus) with th e S ecu rit;., an d £, c h a ng e C o mmi ss io n ( SEC") I m lh e o fferi n g l o whi c h lh ೦ com mu n i c ati on celat es. B e fo re y u i n vest you s h ou ld read lh e prn s peclu s i n th a t c e gi s t ro tio n s tate men t an d oth e r do cumen t, TMCC h o , filed with th e SEC I m more com plet e i n focmoli on a bout TMCC an d thi s o fferi n g. Y ou ma y g e l th e se doc ume nt s lo, fce e by v i s ili n g the SEC websit e alwww ,oc,!JD....! or by dow n l oa di n g the m here . Allem o tiv e l ೦ TMCC will a rra n g e l o sen d yo u the prn s pectus if y ou ""1 ues t a by colli n g l - 844 - 464 - 73 . l ncome DriY e c N o t es ೦ me unsecu . - ed debt o bligoli ons solely of TMCC an d ace not o bligali ons o f, o, direct y o, i n directly g ua rn n leed. by T yol o M o t m Cmp oro tio n . T yota ೦ i nonc iol S e r,k es Cmp o rnli on , m an y of lh e ic res p ec tive offiliol es .Th e l ncome D,iv e r N o t es • will h a ve the b e oefil of ,. - edit su pporl o gc e em en h as describ e d i n th e l !!:""e•cho , fil e d w th lh e SEC. l ncome D,iver Not es ೦ do n o! co nslil u t e o sa v i n g s , d e p o ,a o r oth e r b an k a c co un t an d ore n o! insm e d by o, su bj ec t l o th e p ro tecti on of th e l' e deral Deposil I nsu ra nce C m p o ralio n . lnc ome Drivec Nole, ೦ ore no l o m on ey mm ket fu n d. whi c h me typk o lly divec s ified f un d s cons i s ti n g of sh o rt lecm d e bt secu rit;., of man y i ssue rs. an d lh ere loce d o not m ee t th e div e rsifi ca ti on an d inv es lm en t ೦ uo lay s t an d a rd s sel lmth for mo ""y mo ,h,t fu n d, by th e l n ve s l men t Co m p an y Act of 1940.

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